   As filed with the Securities and Exchange Commission on October 25, 1995

                                                       REGISTRATION NO. 33-62741
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549



                               _______________



                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-4

                           REGISTRATION STATEMENT
                                    UNDER
                         The Securities Act of 1933


                               _______________


                   FIRST FINANCIAL MANAGEMENT CORPORATION

           (Exact name of registrant as specified in its charter)

                               _______________

           Georgia                                               58-1107864
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                    5660 New Northside Drive, Suite 1400
                           Atlanta, Georgia 30328
                               (770) 857-0001
 (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

================================================================================

ITEM 21. EXHIBITS

(a)      EXHIBITS

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
         EXHIBIT NO.              DESCRIPTION
         -----------              -----------
              2                   Agreement and Plan of Merger dated as of May 12, 1995, by and among First Financial
                                  Management Corporation, Gemini Acquisition Corp. and Employee Benefit Plans, Inc.,
                                  including Amendment No. 1 thereto dated July 19, 1995 (included as Exhibit A to the
                                  Proxy Statement and Prospectus which is a part of this Registration Statement).  The exhibits and schedules to the Agreement and Plan of Merger have been omitted from
                                  Exhibit A to the Proxy Statement and Prospectus.  FFMC agrees to furnish supplementally such exhibits and schedules to the Commission upon request.

              3.1                 Restated Articles of Incorporation of First Financial Management Corporation (filed
                                  May 13, 1994 as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the
                                  quarter ended March 31, 1994 and incorporated herein by reference).

              3.2                 Registrant's Bylaws (filed March 20, 1995 as an exhibit to Registrant's Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).

              4                   See Articles V, VI and VIII of the Registrant's Restated Articles of Incorporation
                                  (filed May 13, 1994 as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 and incorporated herein by reference) and
                                  Articles 1, 2, 5 and 9 of the Registrant's Bylaws, as amended through March 15, 1995
                                  (filed as an exhibit to Registrant's Form 10-K for the fiscal year ended December 31,
                                  1994 and incorporated herein by reference).

              5                   Opinion of Sutherland, Asbill & Brennan.*

              8                   Opinion of Sutherland, Asbill & Brennan regarding tax consequences of the Merger.*

              8.1                 Opinion of Sutherland, Asbill & Brennan regarding tax consequences of the Merger (as delivered at closing).

              10.1                Written Description of Agreement Between Employee Benefit Plans, Inc. and William E.
                                  Sagan (prepared pursuant to Regulation S-K, Item 601(10)(iii)(A)), pertaining to a bonus payment.*

              10.2                Written Description of Agreement Between Employee Benefit Plans, Inc. and Timothy W.
                                  Kuck (prepared pursuant to Regulation S-K, Item 601(10)(iii)(A)), pertaining to a bonus payment.*

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

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
              10.3                Option and Stock Agreement dated May 12, 1995 and Amendment No. 1 thereto dated August
                                  31, 1995, between First Financial Management Corporation and William E. Sagan.*

              10.4                Option and Stock Agreement dated May 12, 1995 and Amendment No. 1 thereto dated August
                                  31, 1995, between First Financial Management Corporation and Timothy W. Kuck.*

              21                  List of Subsidiaries (filed as an exhibit to Registrant's Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).

              23.1                Consent of Sutherland, Asbill & Brennan is contained in its legal opinion filed as
                                  Exhibit 5.

              23.2                Consent of Deloitte & Touche LLP.*

              23.3                Consent of Arthur Andersen LLP.*

              23.4                Consent of Ernst & Young LLP.*

              23.5                Consent of Ernst & Young LLP.*

              23.6                Letter of Ernst & Young LLP.*

              23.7                Consent of Price Waterhouse LLP.*

              23.8                Consent of Lehman Brothers Inc.*

              24                  Power of Attorney authorizing Patrick H. Thomas and M. Tarlton Pittard to sign on behalf of the other directors is contained on Page II-6 of the Registration Statement.

              99.1                Forms of Proxy and Voting Instruction Cards to be mailed to the stockholders of
                                  Employee Benefit Plans, Inc.*

              99.2                First Data Corporation Annual Report on Form 10-K for the fiscal year ended December
                                  31, 1994.*

              99.3                First Data Corporation Quarterly Report on Form 10-Q for the quarter ended March 31,
                                  1995.*

              99.4                First Data Corporation Quarterly Report on Form 10-Q for the quarter ended June 30,
                                  1995.*
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____________________________
*Filed on September 19, 1995

(b)      FINANCIAL STATEMENTS SCHEDULES

         NOT APPLICABLE.

(c)      REPORTS, OPINIONS, APPRAISALS

         Form of Opinion of Lehman Brothers Inc., (included as Annex B to the Proxy Statement and Prospectus which is part of this Registration Statement).

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on October 24, 1995.

                                   FIRST FINANCIAL MANAGEMENT CORPORATION


                                   By:   /s/ Patrick H. Thomas
                                         ------------------------------------
                                         Patrick H. Thomas
                                         Chairman of the Board, President
                                         and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the dates indicated.


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
                Signature                                 Title                                    Date
                ---------                                 -----                                    ----
  /s/ Patrick H. Thomas                   Chairman of the Board,                             October 24, 1995
  -------------------------------------   President, Chief Executive
  Patrick H. Thomas                       Officer and Director


  /s/ M. Tarlton Pittard                  Vice Chairman, Chief Financial                     October 24, 1995
  -------------------------------------   Officer, Treasurer and Director
  M. Tarlton Pittard


  /s/ Richard Macchia                     Executive Vice President,                          October 24, 1995
  -------------------------------------   Finance and Principal
  Richard Macchia                         Accounting Officer


  /s/ George L. Cohen                     Director                                           October 24, 1995
  -------------------------------------
  George L. Cohen

  Robert E. Coleman
  Jack R. Kelly, Jr.
  Henry A. Leslie
  Charles B. Presley
  Virgil R. Williams                      Directors                                          October 24, 1995


  By:  /s/ Patrick H. Thomas
       --------------------------------
       Patrick H. Thomas
       Attorney-in-Fact

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